                                                                    EXHIBIT 3(i)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            SOUTHWEST GAS CORPORATION
                       ----------------------------------

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under the general laws of the State of California, and for such purpose,

WE HEREBY CERTIFY:

                                       I.

         The name of said corporation is and shall be

                            SOUTHWEST GAS CORPORATION

                                       II.

     The purposes for which it is formed are:

     (a) Primarily to engage in, conduct and carry on the business of manufacturing, generating, producing, buying, transmitting, distributing, selling and otherwise disposing of gas and/or electricity to be used for light, heat, refrigeration, power, and all other lawful purposes, and to supply counties, cities, cities and counties, villages, towns, and other localities and places in the State of California and the other states and territories of the United States and in foreign countries, and the inhabitants thereof, with gas and/or electricity, to be used for light, heat, refrigeration and power, and for all other uses to which gas and/or electricity may be put;

     (b) To construct, maintain and operate gas plants, with all buildings, structures, pipes, mains, machinery, appliances and apparatus proper or convenient for the manufacture, maintenance, operation, distribution and sale of gas; to construct, maintain and operate electric plants, with all power houses, generating stations, transmission lines, structures, machinery, apparatus, appliances and materials proper or convenient for the generation, transmission, distribution and sale of electricity;

     (c) To acquire, own, lease, construct, occupy or use gas works and/or electric works, and to maintain and operate the same;

     (d) To acquire, hold, store, sell and distribute gas and/or electricity by any other means and in addition to those herein provided;

     (e) To acquire by purchase, appropriation, lease, condemnation or otherwise, to hold, enjoy, mortgage, pledge, assign and convey lands, franchises, water rights, rights-of-way and other easements, patents and patent rights, and all other real and personal property, which may at any time be necessary or proper for the convenient and profitable transaction of the business of said corporation, and for the exercise of its purpose, and of any part hereof, and of its powers and franchises;

     (f) To acquire by purchase, subscription or otherwise, to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock of, and bonds, debentures or other evidences of indebtedness created or issued by any corporation or corporations, and to exercise all rights and powers of ownership concerning the same, including the right to vote thereon;

     (g) To borrow money, to execute bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness of all kinds;

     (h) To mortgage all or any part of the property, rights, interests and franchises of the corporation, and to pledge all or any bonds, promissory notes, bills of exchange, debentures and all securities and contracts of any kind at any time owned by said corporation;

     (i) To aid any other corporation by loan or gift, or by guaranty of any or all of its obligations, or otherwise; to engage in, conduct and carry on any business incidental, necessary, useful or auxiliary to the purpose, or any part thereof, for which said corporation is formed;

     (j) To exercise the right of eminent domain in any manner which may now or hereafter be allowed or provided by law in the acquisition of any property or rights required by the corporation for the purposes of its business;

     (k) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation;

     (l) In carrying on its business, or for the purpose of attaining or furthering its purpose, or any part thereof as herein set forth and any other purpose or object deemed incidental, necessary, useful or auxiliary to its purpose, or any part thereof, to do any and all other acts or things and to exercise any and all other powers which a natural person might do or exercise, and which are now or may hereafter be authorized by law;

     (m) The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any way the general powers of this corporation.

                                      III.

     The County in this state where the principal office for the transaction of the business of this corporation is to be located is the County of San Bernardino.


                                       IV.

     This corporation is authorized to issue three classes of shares of stock, to be designated respectively, as "Preferred Stock"; "Preference Stock"; and "Common Stock." The total number of shares which this corporation shall have authority to issue is 52,000,000 and the aggregate par value of all shares that are to have a par value shall be $85,000,000. The number of shares of Preferred Stock shall be 5,000,000 and without par value; the number of shares of Preference Stock shall be 2,000,000 and shall have a par value of each share of said class of $20; the number of shares of Common Stock shall be 45,000,000 and shall have a par value of each share of said class of $1.

     1. PREFERRED STOCK:

     Except as otherwise provided by law, shares of Preferred Stock, in preference to the holders of the Preference Stock and the Common Stock, may be issued from time to time, in one or more series, and the Board of Directors of the corporation is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

     2. PREFERENCE STOCK:

     Except as otherwise provided by law, shares of Preference Stock, in preference to the holders of the Common Stock, may be issued from time to time, in one or more series, and the Board of Directors of the corporation is authorized to fix or alter the, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, or the liquidation preferences of any wholly unissued series, together with the designation of any such series and the number of shares which shall constitute any such unissued series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

     3. COMMON STOCK:

     Except as otherwise provided by law, shares of Common Stock may be issued from time to time, in one or more series, and the Board of Directors of the corporation is authorized to fix the initial dividend rate of any wholly unissued series together with the designation of any such series and the number of shares which shall constitute any unissued series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of that series.

     Dividends on all series of Common Stock shall have the same record and payment dates, and no dividends may be paid on any series unless dividends at the rates required hereby are paid concurrently on all series. No series of Common Stock shall have preference over any other series as to the payment of dividends, but the amount of dividends paid may vary among the series outstanding, as hereinafter set forth, in relationship to the initial dividend rates established with respect to the several series.

     All shares of Common Stock outstanding at the date hereof are hereby designated as and shall hereafter continue to be Original Common Stock, and all shares of Common Stock at any time authorized but unissued, until and unless otherwise designated by the Board of Directors, shall be and continue to be Original Common Stock, for a total of 45,000,000 shares of this series. Unless otherwise designated by the Board of Directors, all shares of Common Stock hereafter issued and all shares of Common Stock which the corporation may become obligated to issue upon the conversion of any security convertible into Common Stock and/or upon the exercise of options, warrants or rights to purchase Common Stock shall be considered to be Original Common Stock.

     Subject to the voting rights and other rights, preferences and privileges above provided in this Article IV with respect to the Preferred Stock and the Preference Stock, and except as otherwise provided by law, shares of all series of Common Stock and/or the holders thereof shall have full voting rights and powers for the election of directors and for all other purposes, voting together as a single class irrespective of series, and, subject to the provisions specified hereinabove, shall be entitled to receive dividends as and when they are declared by the Board of Directors. Upon liquidation, distribution or winding up of the corporation, the assets of the corporation available for distribution to the holders of the Common Stock shall be distributed ratably among the holders of all shares of the Common Stock at the time outstanding irrespective of and without reference to series. The Common Stock shall have no conversion, subscription or preemptive rights, nor shall it be subject to redemption, call or assessment."

                                      IV-A

     1. SUPERMAJORITY OF SHARES REQUIRED TO APPROVE CERTAIN TRANSACTIONS:

     The affirmative vote of the holders of not fewer than 85 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of this corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation with any "Dominant Stockholder" (as hereinafter defined); provided, however, that the 85 percent voting requirement shall not be applicable if any of the following shall occur:

     (a) The Board of Directors of this corporation, by the affirmative vote of not fewer than 65 percent of the members thereof, expressly approves in advance the acquisition of the outstanding shares of Voting Stock that caused such Dominant Stockholder to become a Dominant Stockholder; or

     (b) The Board of Directors of this corporation, by the affirmative vote of not fewer than 65 percent of the members thereof, expressly approves such Business Combination in advance of such Dominant Stockholder becoming a Dominant Stockholder; or

     (c) The Board of Directors of this corporation, by the affirmative vote of not fewer than 85 percent of the members thereof, approves such Business Combination subsequent to such Dominant Stockholder becoming a Dominant Stockholder; or

     (d) The Board of Directors of this corporation, by the affirmative vote of not fewer than 85 percent of the members thereof, shall determine that the cash or fair market value of the property, securities or other consideration to be received per share by holders of Voting Stock of this corporation (which shall include, without limitation, all Voting Stock of this corporation retained by them) in the Business Combination is not less than the "Highest Per Share Price" or the "Highest Equivalent Per Share Price" (as these terms are hereinafter defined) paid by the Dominant Stockholder in acquiring any of its holdings of this corporation's Voting Stock.

     2. DEFINITIONS:

     For the purposes of this Article IV-A;

     (a) Business Combination. The term "Business Combination" shall include, without limitation, (i) any merger or consolidation of this corporation with or into any Dominant Stockholder or any entity controlled by or under common control with a Dominant Stockholder, (ii) any merger or consolidation of a Dominant Stockholder with or into this corporation or any entity controlled by or under common control with this corporation,
     (iii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of this corporation to a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (iv) any purchase, lease, exchange, transfer or other acquisition by this corporation of all or substantially all of the property and assets of a Dominant Stockholder, or any entity controlled by or under common control with a Dominant Stockholder, (v) any recapitalization of this corporation that would have the effect of increasing the voting power of a Dominant Stockholder, and
     (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (b) Dominant Stockholder. The term "Dominant Stockholder" shall mean and include (i) any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates", "Beneficially Owns" (as these terms are hereinafter defined) in the aggregate 10 percent or more of the outstanding Voting Stock of this corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

     A Dominant Stockholder shall be deemed to have acquired a share of Voting Stock of this corporation at the time when such Dominant Stockholder became the Beneficial Owner thereof. Without limitation, any share of Voting Stock of this corporation that any Dominant Stockholder has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Dominant Stockholder and to be outstanding for purposes of this subparagraph (b).

     (c) Affiliate. An "affiliate" of, or a person "affiliated" with, a specified person such as a Dominant Stockholder, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (d) Associate. The term "associate", used to indicate a relationship with any person such as a Dominant Stockholder, means (i) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries.

     (e) Beneficially Owns or Beneficial Owner. A "beneficial owner" of, or one who "beneficially owns", a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) has the right to acquire such security through the exercise of any option, warrant or right or through the conversion of another security into such security; or (ii) has or shares voting power which includes the power to vote, or to direct the voting of, such security; and/or (iii) has or shares investment power which includes the power to dispose of, or to direct the disposition of, such security.

     (f) Voting Stock. The term "Voting Stock" shall mean all of the outstanding shares of Common Stock (together, solely for the purpose of identifying a Dominant Stockholder, with certain authorized but unissued shares that a Dominant Stockholder is deemed to Beneficially Own), and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     (g) Highest Per Share Price and Highest Equivalent Per Share Price. The terms "Highest Per Share Price" and "Highest Equivalent Per Share Price" as used in this Article IV-A shall mean the following:

     The Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any share of Voting Stock. If there are any securities of this corporation outstanding ("related securities" herein) that entitle the holder thereof to purchase, or that are convertible into, Voting Stock, the Highest Equivalent Per Share Price shall mean, with respect to each type, class and/or series of related securities, the amount in each case determined by the affirmative vote of not fewer than 85 percent of the members of the Board of Directors, on whatever basis they believe in good faith to be appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Dominant Stockholder for any such related securities. In determining the Highest Per Share Price and Highest Equivalent Per Share Price, all purchases of Voting Stock and related securities of this corporation by the Dominant Stockholder shall be taken into account regardless of whether they occurred before or after the Dominant Stockholder became a Dominant Stockholder. With respect to shares of Voting Stock owned by Affiliates, Associates or other persons whose ownership is attributed to a Dominant Stockholder, if the price paid by such Dominant Stockholder for such shares is not determined by the affirmative vote of not fewer than 85 percent of the members of the Board of Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Dominant Stockholder became the Beneficial Owner thereof. The Highest Per Share Price and the Highest Equivalent Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees or other value paid by the Dominant Stockholder with respect to all Voting Stock and related securities acquired by the Dominant Stockholder.

     3. SUPERMAJORITY OF SHARES REQUIRED TO AMEND OR REPEAL THIS ARTICLE:

     The provisions set forth in this Article IV-A may not be amended, altered, changed or repealed in any respect unless approved by the affirmative vote of the holders of not fewer than 65 percent of the outstanding shares of Voting Stock (as defined in this Article IV-A) at a meeting of the shareholders duly called and unless the consideration of any such amendment, alteration, change or repeal shall have been included as an agenda item in the notice of such meeting; provided, however, that if there is a Dominant Stockholder (as defined in this Article IV-A) on the record date for determining the holders of Voting Stock entitled to vote at such meeting, any such amendment, alteration, change or repeal must be approved by the affirmative vote of the holders of not fewer than 85 percent of the outstanding shares of Voting Stock of this corporation.


                                       V.

     The directors of this corporation need not be shareholders.


                                       VI.

     Attached hereto as Exhibit A, and by this reference incorporated herein, is the Certificate of Determination of Junior Participating Preference Stock of Southwest Gas Corporation.


                                      VII.

     1. The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

     2. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The corporation is authorized to purchase and maintain insurance from any insurance company, whether or not the shares of such insurance company are wholly or partially owned by the corporation, on behalf of agents (as defined in Section 317 of the California Corporations Code) against liability asserted against or incurred by the agent in such capacity or arising out of the agent's status, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

                                                                       EXHIBIT A
                          CERTIFICATE OF DETERMINATION

                                       of

                      JUNIOR PARTICIPATING PREFERENCE STOCK

                                       of

                            SOUTHWEST GAS CORPORATION


           The undersigned officers of Southwest Gas Corporation, a California corporation (the "Corporation"), hereby certify that the following resolution has been duly adopted by the Board of Directors of the Corporation.

           RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by the Articles of Incorporation, a series of shares of the Preference Stock of the Corporation is hereby established and the number of shares constituting such series and the designation thereof, and the rights, preferences, privileges and restrictions of the shares of such series, are fixed and established as follows:


                            I. Designation and Amount
                               ----------------------

           The shares of such series shall be designated as "Junior Participating Preference Stock" (the "Junior Preference Stock"), the number of shares constituting the Junior Preference Stock shall be 2,000,000 and the par value shall be $20 per share. Such number of shares may be decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preference Stock.


                         II. Dividends and Distributions
                             ---------------------------

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preference Stock with respect to dividends, the holders of shares of Junior Preference Stock, in preference to the holders of Common Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Junior Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                               III. Voting Rights
                                    -------------

           The holders of shares of Junior Preference Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

     (B) Except as otherwise provided herein, or in the Articles of Incorporation or by law, the holders of shares of Junior Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Junior Preference Stock were entitled immediately prior to such event under subsection
(A) of this section shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                            IV. Certain Restrictions
                                --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preference Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preference Stock outstanding shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock;

           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Stock, except dividends paid ratably on the Junior Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preference Stock; or

           (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preference Stock, or any shares of stock ranking on a parity with the Junior Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

                              V. Reacquired Shares
                                 -----------------

           Any shares of Junior Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or as otherwise required by law.


                 VI.  Liquidation, Dissolution or Winding Up
                      --------------------------------------

           Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preference Stock unless, prior thereto, the holders of shares of Junior Preference Stock shall have received the greater of (a) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preference Stock, except distributions made ratably on the Junior Preference

Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preference Stock were entitled immediately prior to such event under clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                        VII. Consolidation, Merger, etc.
                             ---------------------------

           In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                                VIII. Redemption
                                      ----------

           The shares of Junior Preference Stock shall not be redeemable.

                                    IX. Rank
                                        ----

           The Junior Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to the Preferred Stock class, the Cumulative Preferred Stock class, and any other series of the Preference Stock class hereafter created and senior to the Second Preference Stock and the Common Stock classes.


                                  X. Amendment
                                     ---------

           The Articles of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Junior Preference Stock, voting together as a single class.


     The undersigned officers further certify that the number of shares of Preference Stock the Corporation is authorized to issue is 2,000,000 shares, and that the number of shares constituting the series designated Junior Participating Preference Stock, none of which has been issued, is 2,000,000 shares.

Dated: March 14, 1996                             /s/  Michael O. Maffie
                                                  ---------------------------
                                                       Michael O. Maffie
                                                           President

                                                  /s/  Thomas J. Trimble
                                                  ---------------------------
                                                       Thomas J. Trimble
                                                           Secretary




     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct. Executed at Las Vegas, Nevada this 25th day of March, 1996.


/s/  Michael O. Maffie                            /s/  Thomas J. Trimble
---------------------------                       ---------------------------
     Michael O. Maffie                                 Thomas J. Trimble